EXHIBIT 99.1
AMCON DISTRIBUTING COMPANY REPORTS FULLY DILUTED EARNINGS PER SHARE
OF $2.41 FOR THE FIRST FISCAL QUARTER ENDED DECEMBER 31, 2010
NEWS RELEASE
Omaha, NE, January 19, 2011 — AMCON Distributing Company (“AMCON”) (NYSE AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $2.41 on net income available to common stockholders of $1.8 million for the first fiscal quarter ended December 31, 2010.
“We were pleased with the performance this quarter. Management is steadfastly focused on delivering a premium level of service to our customers. We believe this philosophy enhances our customer’s bottom line which ultimately benefits our shareholders,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer.
Each of AMCON’s business segments had solid quarters. The wholesale distribution segment reported revenues of $236.0 million and operating income before depreciation and amortization of $5.3 million in the first quarter of fiscal 2011. The retail health food segment reported revenues of $9.1 million and operating income before depreciation and amortization of $0.9 million for the same period.
“We are working closely with our customers on a wide variety of initiatives designed to enhance their profitability and efficiency. This close level of interaction is mutually beneficial and is the platform that drove our performance again this quarter,” said Kathleen Evans, President of AMCON’s wholesale distribution segment.
“The natural foods segment is particularly sensitive to economic trends. We have been careful to maintain a high level of customer service during the downturn because we believe this posture fosters consumer loyalty and positions us well as the economy recovers,” said Eric Hinkefent, President of AMCON’s retail health food segment.
“Our financial focus continues to be centered on balance sheet liquidity. We ended the quarter with total stockholders’ equity of $35.5 million and consolidated debt of $23.0 million. We are carefully evaluating a number of capital projects related to information technology and foodservice that are designed to enhance our competitive position in the markets we serve,” said Andrew Plummer, AMCON’s Chief Financial Officer.
AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota and South Dakota. AMCON also operates fourteen (14) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin’s Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company’s forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.
Visit AMCON Distributing Company’s web site at: www.amcon.com
For Further Information Contact:
Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
December 31, 2010 and September 30, 2010

	December	September
	2010	2010
	(Unaudited)
ASSETS
Current assets:
Cash	$300,920	$356,735
Accounts receivable, less allowance for doubtful accounts of $1.0 million and $1.6 million at December 2010 and September 2010, respectively	22,245,824	27,903,689
Inventories, net	36,060,248	35,005,957
Deferred income taxes	1,542,599	1,905,974
Prepaid and other current assets	4,772,035	3,013,485

Total current assets	64,921,626	68,185,840

Property and equipment, net	11,712,178	11,855,669
Goodwill	6,149,168	6,149,168
Other intangible assets, net	4,757,019	4,807,644
Other assets	1,075,563	1,069,050

	$88,615,554	$92,067,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,698,370	$16,656,257
Accrued expenses	6,506,609	6,007,900
Accrued wages, salaries and bonuses	2,085,776	3,161,817
Income taxes payable	1,100,779	2,366,667
Current maturities of long-term debt	851,153	893,291

Total current liabilities	25,242,687	29,085,932

Credit facility	17,169,003	18,816,709
Deferred income taxes	1,135,311	1,075,861
Long-term debt, less current maturities	5,018,717	5,226,586
Other long-term liabilities	73,072	587,479
Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, liquidation preference $25.00 per share	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized and issued, liquidation preference $25.00 per share	2,000,000	2,000,000

Shareholders’ equity:
Preferred stock, $0.01 par, 1,000,000 shares authorized, 180,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 590,232 shares outstanding at December 2010 and 577,432 shares outstanding at September 2010	5,902	5,774
Additional paid-in capital	9,425,208	8,376,640
Retained earnings	26,045,654	24,392,390

Total shareholders’ equity	35,476,764	32,774,804

	$88,615,554	$92,067,371

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three months ended December 31, 2010 and 2009

	2010	2009
Sales (including excise taxes of $81.3 million and $81.6 million, respectively)	$244,957,161	$243,941,038
Cost of sales	227,349,439	226,713,025

Gross profit	17,607,722	17,228,013

Selling, general and administrative expenses	13,687,371	13,778,739
Depreciation and amortization	497,583	387,269

	14,184,954	14,166,008

Operating income	3,422,768	3,062,005

Other expense (income):
Interest expense	384,583	405,245
Other (income), net	(22,881)	(13,380)

	361,702	391,865

Income from operations before income taxes	3,061,066	2,670,140
Income tax expense	1,229,000	941,000

Net income	1,832,066	1,729,140
Preferred stock dividend requirements	(74,867)	(74,867)

Net income available to common shareholders	$1,757,199	$1,654,273

Basic earnings per share available to common shareholders	$3.04	$2.95
Diluted earnings per share available to common shareholders	$2.41	$2.32

Basic weighted average shares outstanding	578,636	560,119
Diluted weighted average shares outstanding	758,692	745,223

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the three months ended December 31, 2010 and 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,832,066	$1,729,140
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	418,565	338,099
Amortization	79,018	49,170
Gain on sale of property and equipment	(2,315)	(16,935)
Stock based compensation	1,166,833	163,364
Net excess tax benefit on equity-based awards	(79,863)	(107,048)
Deferred income taxes	422,825	10,104
Provision for (recoveries) losses on doubtful accounts	(625,000)	16,426
Provision for losses on inventory obsolescence	81,416	76,703
Other	(2,011)	—

Changes in assets and liabilities:
Accounts receivable	6,282,865	4,695,589
Inventories	(1,135,707)	3,442,508
Prepaid and other current assets	(1,758,550)	(2,679,354)
Other assets	(6,513)	519
Accounts payable	(1,949,184)	(1,329,456)
Accrued expenses and accrued wages, salaries and bonuses	(1,316,121)	(2,127,887)
Income tax payable	(1,186,025)	(2,973,111)

Net cash flows from operating activities	2,222,299	1,287,831

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(293,037)	(596,612)
Proceeds from sales of property and equipment	11,575	34,306
Acquisition	—	(3,099,836)

Net cash flows from investing activities	(281,462)	(3,662,142)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on bank credit agreements	(1,647,706)	2,769,851
Principal payments on long-term debt	(250,007)	(182,901)
Proceeds from exercise of stock options	—	66,411
Net excess tax benefit on equity-based awards	79,863	107,048
Dividends paid on convertible preferred stock	(74,867)	(74,867)
Dividends on common stock	(103,935)	(103,181)

Net cash flows from financing activities	(1,996,652)	2,582,361

Net change in cash	(55,815)	208,050

Cash, beginning of period	356,735	309,914

Cash, end of period	$300,920	$517,964

	2010	2009
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$372,376	$381,746
Cash paid during the period for income taxes	1,992,200	3,903,998

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	29,503	21,512

Business acquisition:
Inventory	—	1,981,498
Property and equipment	—	122,978
Customer relationships intangible asset	—	1,620,000
Goodwill	—	300,360
Note payable	—	500,000
Contingent consideration	—	425,000